As filed with the Securities and Exchange Commission on July 31, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1420852
(State of Incorporation)	(I.R.S. Employer Identification No.)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices)

2007 Employee Stock Option Plan as amended and restated

(Full title of the plan)

Daniel L. Jablonsky

General Counsel

DigitalGlobe, Inc.

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(303) 684-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nathan E. Seiler, Esq.

GROSS HARTMAN LLC

1877 Broadway, Suite 600

Boulder, Colorado 80302

(303) 926-4820

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
2007 Employee Stock Option Plan as amended and restated
Common Stock (par value $0.001 per share)	3,800,000 shares (2)	$12.98 - $16.30	$61,369,232.24	$7,033

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents 3,800,000 shares of Common Stock reserved for future grant under the DigitalGlobe, Inc. 2007 Employee Stock Option Plan as amended and restated (the “2007 Plan”), which number consists of: (i) 172,042 shares reserved for issuance upon the exercise of outstanding options under the 2007 Plan (the “Outstanding Options”) and (ii) 3,627,958 shares of Common Stock available for future issuance.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per share and proposed aggregate offering price are based upon (i) a weighted average exercise price of $12.98 for the Outstanding Options and (ii) for the 3,627,958 shares available for future issuance, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 24, 2012.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by DigitalGlobe, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(b) The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012.

(c) The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012.

(d) The Company’s Current Reports on Form 8-K filed March 12, 2012, March 15, 2012, April 10, 2012, May 7, 2012 (two reports), May 25, 2012, May 30, 2012, June 21, 2012, July 23, 2012 (excluding the portions furnished under Item 7.01 and Exhibits 99.1-99.7 thereto) and July 24, 2012.

(e) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed on May 6, 2009 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following summary is qualified in its entirety by reference to the complete copy of the General Corporation Law of the State of Delaware, or DGCL, and the Company’s amended and restated certificate of incorporation and amended and restated bylaws.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the certificate of incorporation limits or eliminates the personal liability of directors for a breach of their fiduciary duties of care as a director. The duty of care generally requires that, when acting on behalf of a company, directors exercise an informed business judgment based on all material information available to them. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: any breach of the director’s duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; unlawful payment of dividends or unlawful stock repurchases or redemptions; and any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Company’s amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

The Company may purchase and maintain insurance covering its directors and officers against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the bylaws. In addition, the Company is required to advance expenses (including attorney’s fees) incurred by a director or officer defending an action if that person undertakes to repay the Company if he or she is ultimately determined not to be entitled to be indemnified by the Company. The indemnification provided by the Company’s amended and restated certificate of incorporation is not exclusive of any rights to which those seeking indemnification may be entitled under the amended and restated certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The Company believes these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Company’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Number	Filed Herewith

4.1	Specimen Common Stock Certificate.	S-1/A	5/13/2009	4.1

4.2	Amended and Restated Certificate of Incorporation of DigitalGlobe, Inc.	10-K	2/24/2010	3.1

4.3	Amended and Restated By-Laws of DigitalGlobe, Inc.	10-Q	8/12/2009	3.2

5.1	Opinion of Gross Hartman LLC.				X

23.1	Consent of PricewaterhouseCoopers LLP.				X

23.2	Consent of Gross Hartman LLC is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are included on the signature page hereto.

99.1	2007 Employee Stock Option Plan, as amended.	10-K	2/29/2012	10.26

99.2	Amended and Restated 2007 Employee Stock Option Plan.	8-K	5/25/2012	10.1

99.3	Form of Incentive Stock Option Award Agreement.	8-K	3/12/2012	10.3

99.4	Form of Incentive Stock Option Award Agreement with double trigger acceleration.	8-K	3/12/2012	10.4

99.5	Form of Nonqualified Stock Option Award Agreement.	8-K	3/12/2012	10.5

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Number	Filed Herewith

99.6	Form of Nonqualified Stock Option Award Agreement with double trigger acceleration.	8-K	3/12/2012	10.6

99.7	Form of Restricted Stock Award Agreement.	8-K	3/12/2012	10.7

99.8	Form of Restricted Stock Award Agreement with double trigger acceleration.	8-K	3/12/2012	10.8

99.9	Form of Performance Share Unit Award Agreement.	8-K	3/12/2012	10.9

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on July 31, 2012.

DIGITALGLOBE, INC.

By:	/s/ Yancey L. Spruill
Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey R. Tarr, Yancey L. Spruill and Daniel L. Jablonsky, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ General Howell M. Estes III (General Howell M. Estes III)	Chairman of Board of Directors and Director	July 31, 2012

/s/ Jeffrey R. Tarr (Jeffrey R. Tarr)	President, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2012

/s/ Yancey L. Spruill (Yancey L. Spruill)	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2012

/s/ Paul M. Albert, Jr. (Paul M. Albert)	Director	July 31, 2012

/s/ Nick S. Cyprus (Nick S. Cyprus)	Director	July 31, 2012

/s/ Warren C. Jenson (Warren C. Jenson)	Director	July 31, 2012

/s/ Alden Munson Jr. (Alden Munson Jr.)	Director	July 31, 2012

/s/ James M. Whitehurst (James M. Whitehurst)	Director	July 31, 2012

/s/ Kimberly Till (Kimberly Till)	Director	July 31, 2012

/s/ Eddy Zervigon (Eddy Zervigon)	Director	July 31, 2012

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Number	Filed Herewith

4.1	Specimen Common Stock Certificate.	S-1/A	5/13/2009	4.1

4.2	Amended and Restated Certificate of Incorporation of DigitalGlobe, Inc.	10-K	2/24/2010	3.1

4.3	Amended and Restated By-Laws of DigitalGlobe, Inc.	10-Q	8/12/2009	3.2

5.1	Opinion of Gross Hartman LLC.				X

23.1	Consent of PricewaterhouseCoopers LLP.				X

23.2	Consent of Gross Hartman LLC is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are included on the signature page hereto.

99.1	2007 Employee Stock Option Plan, as amended.	10-K	2/29/2012	10.26

99.2	Amended and Restated 2007 Employee Stock Option Plan.	8-K	5/25/2012	10.1

99.3	Form of Incentive Stock Option Award Agreement.	8-K	3/12/2012	10.3

99.4	Form of Incentive Stock Option Award Agreement with double trigger acceleration.	8-K	3/12/2012	10.4

99.5	Form of Nonqualified Stock Option Award Agreement.	8-K	3/12/2012	10.5

99.6	Form of Nonqualified Stock Option Award Agreement with double trigger acceleration.	8-K	3/12/2012	10.6

99.7	Form of Restricted Stock Award Agreement.	8-K	3/12/2012	10.7

99.8	Form of Restricted Stock Award Agreement with double trigger acceleration.	8-K	3/12/2012	10.8

99.9	Form of Performance Share Unit Award Agreement.	8-K	3/12/2012	10.9